UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 6, 2010
(Date of earliest event reported)

UNIVERSAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Virginia	001-00652	54-0414210
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

9201 Forest Hill Avenue	23235
Richmond, Virginia	(Zip Code)
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:
(804) 359-9311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On  August 6, 2010, Universal Corporation (the “Company”), and its subsidiary, Universal Leaf Tabacos Ltda. (“ULTL”), finalized agreements with the United States Department of Justice (the “DOJ”) to resolve the DOJ’s investigation into possible violations by the Company of certain provisions of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).  Also, on  August 6, 2010, the Company finalized agreements with the United States Securities and Exchange Commission (the “SEC”) to resolve the SEC’s investigation into possible violations by the Company of certain provisions of the FCPA.  Each agreement is subject to the approval of the federal district court having jurisdiction in each case, and there can be no assurance that either agreement will be approved.

The investigation into possible violations of the FCPA by the Company was previously disclosed in the Company’s March 13, 2006 press release.  The press release is attached as Exhibit 99.1 to the Company’s Form 8-K filed March 14, 2006 with the SEC.

DOJ Agreement

On  August 6, 2010, the DOJ filed in the United States District Court for the Eastern District of Virginia, Richmond Division, a two-count criminal information (the “Information”) against ULTL alleging conspiracy to violate the FCPA and violations of the anti-bribery provisions of the FCPA.  In connection with the filing of the Information, ULTL, and the Company on behalf of ULTL, entered into a plea agreement with the DOJ, effective August 6, 2010 (the “Plea Agreement”).  Pursuant to the Plea Agreement, ULTL agrees, among other things, to plead guilty to the charges set forth in the Information, to continue to cooperate with the DOJ and other federal, state, local, or foreign law enforcement agencies, and to cooperate with an independent DOJ-approved corporate monitor for a period of three years.  In exchange, the DOJ agrees not to file additional charges against ULTL or the Company for any conduct disclosed to the DOJ.  The fine that ULTL, the DOJ and the Company will recommend to the court under the Plea Agreement is $4.4 million, payable in one lump sum.

The Company has also entered into a non-prosecution agreement with the DOJ in connection with the resolution of the FCPA investigation (the “NPA”).  The NPA requires, as a condition to non-prosecution, that the Company meet the conditions of the NPA for a period of three years.  These conditions include, among other things, that the Company engage an independent corporate monitor and strengthen its compliance, bookkeeping and internal control standards and procedures.

A copy of the Plea Agreement and the NPA are filed as Exhibits 10.1 and 10.2, respectively, to this report and are incorporated by reference herein.

SEC Agreement

On August 6, 2010, the SEC filed in the United States District Court for the District of Columbia a complaint (the “SEC Complaint”), a consent of the Company (the “Consent”) and a proposed final judgment against the Company (the “Final Judgment”).  The

SEC Complaint alleges civil violations of the FCPA’s anti-bribery, internal controls and books and records provisions.  Without admitting or denying the allegations in the SEC Complaint, the Company consented to the filing of the SEC Complaint and entry of the Final Judgment to resolve the SEC’s investigation.    The Final Judgment permanently enjoins the Company from violating the provisions of the FCPA set forth in the SEC Complaint.  It also requires the Company to pay disgorgement in the amount of $3,125,905.00 plus prejudgment interest thereon in the amount of $1,455,371.51.

Copies of the Consent and the Final Judgment are filed as Exhibit 10.3 to this report and are incorporated by reference herein.

Failure by the Company or ULTL to comply with the terms and conditions of the NPA, the Plea Agreement or the Final Judgment could result in resumed prosecution and other regulatory sanctions.

Item 8.01.                      Other Events.

On August 6, 2010, the Company issued a press release announcing that it had finalized agreements with the DOJ and SEC resolving their investigation into matters involving the U.S. Foreign Corrupt Practices Act.  A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are filed herewith:

10.1	Plea Agreement between Universal Leaf Tabacos Ltda., Universal Corporation and the United States Department of Justice.

10.2	Non-Prosecution Agreement between Universal Corporation and the United States Department of Justice.

10.3	Consent of Defendant Universal Corporation and Final Judgment as to Defendant Universal Corporation.

99.1	Press Release by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION
(Registrant)

Date: August 6, 2010	By:	/s/ Preston D. Wigner
Preston D. Wigner
Vice President, General Counsel & Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Plea Agreement between Universal Leaf Tabacos Ltda., Universal Corporation and the United States Department of Justice.

10.2	Non-Prosecution Agreement between Universal Corporation and the United States Department of Justice.

10.3	Consent of Defendant Universal Corporation and Final Judgment as to Defendant Universal Corporation.

99.1	Press Release by the Company.